Exhibit 99.1

For Immediate Release

Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Office: 858-795-8979

Kintera Announces Highest Quarterly Revenue in Company History

EPS at Favorable End of Management’s Guidance Range;

Company Reiterates Positive Cash Flow From Operations Guidance for Fourth Quarter 2006

SAN DIEGO – Aug. 9, 2006 – Kintera® Inc. (NASDAQ: KNTA), the leading provider of software as a service to the nonprofit and government sectors, today announced financial results for the second quarter ended June 30, 2006.

Total net revenue for the second quarter 2006 was $12.8 million, an increase of 20 percent compared to $10.7 million in the first quarter 2006, and an increase of 23 percent compared to $10.4 million in the second quarter 2005. Net revenue for the second quarter 2006 exceeded the guidance of $11-$12 million provided by Kintera management.

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (adjusted EBITDA) was a loss of $4.5 million, or $0.13 per share, in the second quarter of 2006, which was within the company’s guidance range. This is a decrease of 34 percent compared to a loss of $6.9 million, or $0.19 per share, in the first quarter 2006, and a decrease of 43 percent compared to a loss of $8.0 million, or $0.26 per share, in the second quarter 2005.

Kintera’s net loss for the second quarter of 2006 was $7.0 million, or $0.20 per share, which was at the favorable end of the company’s guidance range. This is a decrease of 25 percent compared to a net loss of $9.3 million, or $0.26 per share, in the first quarter of 2006, and a decrease of 31 percent compared to a net loss of $10.1 million, or $0.33 per share, in the second quarter 2005.

“Kintera is experiencing significant momentum in the marketplace adoption of its software as a service (SaaS) platform, which has greatly contributed to the strong revenue performance in the second quarter,” said Kintera CEO Harry E. Gruber, M.D. “In addition, Kintera reiterates its positive cash flow from operations guidance for the fourth quarter 2006.”

Operating expenses for the second quarter 2006 totaled $16.5 million, a decrease of $0.7 million from the first quarter 2006 and a decrease of $1.9 million from the second quarter 2005.

Third Quarter 2006 Guidance

Kintera provides guidance on its anticipated financial performance for the coming quarter based on its assessment of the current business environment and historical seasonal trends in its business. In providing quarterly guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as conditions change.

Kintera anticipates third quarter 2006 revenue to be between $11.5-$12.5 million and adjusted EBITDA to be an anticipated loss of between $0.10-$0.12 per share. In addition, EPS is an anticipated loss of between $0.17-$0.19 per share.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Highest Quarterly Revenue in Company’s History

Additional Second Quarter Business Highlights

In addition to exceeding its revenue guidance, Kintera focused on increasing adoption of its SaaS technology platform and achieving client successes in the second quarter. Highlights of the company’s business activities and results include:

•	Kintera signed new contracts with a fixed value totaling approximately $10.1 million in the second quarter 2006. The company’s comprehensive SaaS technology platform, Kintera Sphere™, which includes the recently launched social constituent relationship management (CRM) system, has been the key driver of increased adoption among both existing and new nonprofit client organizations. Kintera has signed contracts for social CRM spanning more than 1.4 million constituent records, and continues to experience the ability of social CRM to influence other buying decisions. Top vertical markets contributing to Kintera’s revenue performance include higher education, faith-based, and health and human services.

•	For example, Big Brothers Big Sisters of America recently completed the launch of a new national Web site and eight pilot agency sites leveraging Kintera’s social CRM system on the Kintera Sphere technology platform. As a result of the launch, the organization can now create information, branding and interactive Web features once – and repeatedly share them with agencies across the country. The social CRM platform enables sharing of information and interactive features from the national office to agencies, and among the agencies themselves. In addition, the new Web sites use social CRM to enable and capture online donations, recruit volunteers to become Big Brothers and Big Sisters, and enroll children in the mentoring program.

•	Kintera, in conjunction with Microsoft (NASDAQ: MSFT), held an eight-city roadshow to educate organizations about how social CRM on a SaaS platform can impact fundraising efforts and constituent relationships. As part of Microsoft’s commitment to SaaS technology, the seminars helped organizations learn how to optimize their total relationship with donors and supporters. Held at Microsoft facilities throughout the country, the roadshow also helped attendees understand how knowledge about donors can provide organizations with the business intelligence needed for meaningful, personal communications.

•	Kintera has experienced continued strength in the education vertical. For example, Kintera signed an agreement with the California State University (CSU) system, the largest university system in the United States, to provide a comprehensive solution suite to engage and inform alumni, community leaders and faculty across 23 campuses, and further the university’s advocacy efforts. The suite includes Kintera CRM, Kintera Advocacy and Kintera P!N Electronic Screening® on the Kintera Sphere platform. Kintera’s higher education client base also includes institutions such as the University of Virginia, Washington State University, Northern Arizona University and Tufts University.

•

The Franklin Templeton Charitable Giving Fund™, Franklin Templeton Investments’ donor advised fund program, has grown by more than 75 percent in the nine months ended March 31, 2006. Kintera provides the Web-based software, administration and advisor level sales support

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Highest Quarterly Revenue in Company’s History

for the Franklin Templeton Charitable Giving Fund. The fund growth announcement follows fresh on the heels of Kintera/Luth research supporting the rapid growth and demand for donor advised fund (DAF) accounts and related services.

Conference Call Details

Kintera will host a conference call on Thursday, August 10, 2006 at 10:30 a.m. EDT to discuss the company’s financial results and provide a company update. The conference call can be accessed by dialing toll-free 866-510-0711 (617-597-5379 for international calls), using conference code 94135153. A live Webcast and replay of the call via the Internet will be available at www.kintera.com/webcasts.

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including providing convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation.

More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including the Friends Asking Friends® fundraising program and Kintera Sphere™, an enterprise-grade software platform that provides a secure, scaleable and reliable system for social constituent relationship management (CRM), enabling organizations to drive all interactions based on comprehensive knowledge of constituents. Additionally, Kintera FundWare® provides award-winning financial management software developed for nonprofit organizations and governments.

For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, GivingFund, and FundWare are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of August 9, 2006, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results and, the growth in the market for Kintera’s services. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Highest Quarterly Revenue in Company’s History

in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA and adjusted EBITDA per share, are considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Highest Quarterly Revenue in Company’s History

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	As of June 30, 2006	As of December 31, 2005
Cash, cash equivalents and marketable securities	$19,585	$41,481
Accounts receivable	10,418	5,984
Other current assets	1,178	1,689

Total current assets	31,181	49,154
Property and equipment, net	4,975	5,923
Intangibles and other	21,255	22,595

Total assets	$57,411	$77,672

Donations payable to customers	$3,851	$11,288
Deferred revenue	12,913	11,915
Accounts payable and other current liabilities	4,821	5,418

Total current liabilities	21,585	28,621
Other liabilities	75	111
Stockholders’ equity	35,751	48,940

Total liabilities and stockholders’ equity	$57,411	$77,672

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Highest Quarterly Revenue in Company’s History

Kintera, Inc.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
Net loss	$(7,006)	$(10,084)	$(16,287)	$(21,758)
Interest expense (income)	(175)	(139)	(491)	(365)
Depreciation and amortization	1,462	1,391	2,860	2,755
Income taxes	—	—	—	—
Stock based compensation	1,174	872	2,506	1,982
Stock based compensation, non-cash charge for vesting stock related to CTSG acquisition	—	—	—	2,955

Adjusted EBITDA	$(4,545)	$(7,960)	$(11,412)	$(14,431)

Adjusted EBITDA per share	$(0.13)	$(0.26)	$(0.32)	$(0.48)

Weighted average shares - basic and diluted	35,723	30,382	35,618	30,079

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Highest Quarterly Revenue in Company’s History

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
Net revenue	$12,809	$10,430	$23,469	$19,764
Cost of revenue	3,537	2,359	6,652	5,089

Gross profit	9,272	8,071	16,817	14,675
Gross margin	72%	77%	72%	74%
Sales and marketing	6,653	9,440	13,678	20,551
Product development and support	2,329	4,423	5,225	8,433
General and administrative	6,695	3,493	13,139	6,757
Amortization of purchased intangibles	776	938	1,553	1,057

Total operating expenses	16,453	18,294	33,595	36,798

Operating loss	(7,181)	(10,223)	(16,778)	(22,123)
Interest income (expense) and other	175	139	491	365

Net loss	$(7,006)	$(10,084)	$(16,287)	$(21,758)

Basic and diluted net loss per share	$(0.20)	$(0.33)	$(0.46)	$(0.72)

Weighted average shares - basic and diluted	35,723	30,382	35,618	30,079

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com